 As filed with the Securities and Exchange Commission on September 17, 1999

                                                      Registration No. 333-_____
================================================================================


                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
                           -----------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
               ______________________________________________
                              BEA SYSTEMS, INC.
           (Exact name of Registrant as Specified in Its Charter)
               ______________________________________________
          Delaware                                           77-0394711
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)

                           2315 North First Street
                             San Jose, Ca 95131
                  (Address of Principal Executive Offices)


                          1997 Stock Incentive Plan

                          (Full Title of the Plans)
               ______________________________________________

                           William T. Coleman III
               Chairman, President and Chief Executive Officer

                              BEA SYSTEMS, INC.
                           2315 North First Street
                             San Jose, Ca 95131
                   (Name and Address of Agent for Service)

                               (408) 570-8000
        (Telephone Number, Including Area Code, of Agent For Service)

                                  Copy to:
                          Michael C. Phillips, Esq.
                             Cori M. Allen, Esq.
                           Morrison & Foerster LLP
                             755 Page Mill Road
                             Palo Alto, CA 94304
                               (415) 813-5600
             __________________________________________________
                       CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                    Proposed           Proposed
                               Amount           Maximum              Maximum          Amount of
Title of Securities to be       to be       Offering Price     Aggregate Offering    Registration
       Registered            Registered(1)    Per Share(2)           Price(2)             Fee
---------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value per share              4,269,658            $24.469        $104,474,261.60       $29,044.00

===================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed aggregate maximum offering price have been determined on the basis of the high and low prices quoted on the Nasdaq National Market on September 9, 1999.
================================================================================

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The contents of the Registrant's Registration Statements on Form S-8, Commission File Nos. 333-37385 and 333-77725, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

     2. The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1999 and July 31, 1999.

     4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-22369).

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

     5.1   Opinion of Morrison & Foerster LLP

     23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

     23.2  Consent of Ernst & Young LLP, Independent Auditors

     24.1  Power of Attorney (see Page II-4)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, BEA Systems, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 15, 1999.

                                          BEA SYSTEMS, INC.


                                          By:    /s/ William T. Coleman III
                                              ----------------------------------
                                                 William T. Coleman III
                                                 Chairman, President and Chief
                                                  Executive Officer


                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, William T. Coleman III, Edward W. Scott, Jr., Alfred S. Chuang, and Steve L. Brown, with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                     Title                               Date
                ---------                                     -----                               ----
                                             President, Chief Executive Officer and        September 15, 1999
        /s/ William T. Coleman III           Director (Principal Executive Officer)
------------------------------------------
           William T. Coleman III

                Signature                                     Title                               Date
                ---------                                     -----                               ----
                                            Chief Financial Officer and Executive      September 15, 1999
                                            Vice President (Principal Financial and
          /s/ Steve L. Brown                Accounting Officer)
------------------------------------------
             Steve L. Brown

        /s/ Edward W. Scott, Jr.            Director                                   September 15, 1999
------------------------------------------
           Edward W. Scott, Jr.

        /s/ William H. Janeway              Director                                   September 15, 1999
------------------------------------------
           William H. Janeway

        /s/ Stewart K.P. Gross              Director                                   September 15, 1999
------------------------------------------
           Stewart K.P. Gross

          /s/ Cary J. Davis                 Director                                   September 15, 1999
------------------------------------------
             Cary J. Davis

          /s/ Carol Bartz                   Director                                   September 15, 1999
------------------------------------------
             Carol Bartz
                                            Director
------------------------------------------
             Dean Morton

                               INDEX TO EXHIBITS


Exhibit
Number              Document
------              --------

  5.1     Opinion of Morrison & Foerster LLP

  23.1    Consent of Counsel (included in Exhibit 5.1)

  23.2    Consent of Ernst & Young LLP, Independent
          Auditors

  24.1    Power of Attorney (see Page II-4)